UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2026

VistaOne, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56714	33-1386882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, 20th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 765-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.02. Unregistered Sales of Equity Securities.

As of July 1, 2026, VistaOne, L.P. (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $42.2 million.

The following table provides details on the Units sold by the Fund to third-party investors:

Class	Number of Units Sold(1,2)	Aggregate Consideration(2)
Class B	72,045	$2,256,250
Class I	349,796	$11,023,917
Class R	1,023,884	$26,347,000
Class S	81,998	$2,557,000

(1)
The number of Units sold by the Fund was finalized on July 29, 2026, following the calculation of the Fund’s transactional net asset value (“Transactional NAV”) as of June 30, 2026. Refer to Item 8.01 below for information on the Fund’s Transactional NAV.
(2)
Unit and dollar amounts are rounded to the nearest whole number.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), including Regulation D and Regulation S thereunder. Units presented above were sold to third-party investors, including through VistaOne (TE), L.P., a Delaware limited partnership formed for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors.

Item 8.01. Other Events.

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of June 30, 2026, is as follows:

Class of Units	Transactional NAV per Unit
Class A-B	$31.51
Class B	$31.32
Class A-D	$31.65
Class A-I	$31.70
Class I	$31.52
Class A-S	$31.37
Class S	$31.18
Class E	$33.15
Class R	$25.73

As of June 30, 2026, no Class D or Class V Units were outstanding.

The Fund calculates Transactional NAV for purposes of establishing the price at which subscriptions and repurchases of the Fund’s Units are made. The Fund will also post the Transactional NAV per Unit on its website at https://pws.vistaequitypartners.com, but the contents of the website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

For additional information, please refer to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Related-Party Transaction

On February 4, 2026, an affiliate of Vista Equity Partners Management, LLC (“Vista”) acquired interests in SambaNova Systems, Inc. (“SambaNova”) Series E-1 Preferred Stock (the “Interests”). In July 2026, in accordance with the terms of the Fund’s limited partnership agreement and applicable Fund policies, Vista approved the transfer of up to $30.0 million of such Interests from Vista to the Fund and a Vista affiliate that co-invests alongside the Fund. The Fund expects to acquire its allocation of such Interests at Vista’s cost in multiple tranches during the remainder of 2026. The amount of Interests the Fund acquires in each tranche is subject to approval from the Fund’s Investment Committee.

Forward-Looking Statements

This report may contain forward-looking statements that relate to future events based on our beliefs and assumptions and on information currently available to us. Forward-looking statements can be identified by words such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “intend” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business, financial performance and business strategy, as well as statements regarding transactions, including the anticipated impact and benefits of the transactions. The forward-looking statements speak only as of the date of this Current Report on Form 8-K, and you are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the transactions on the anticipated timeline or at all; purchase price adjustments; unexpected costs related to the transactions; the Fund’s ability to manage growth and execute its business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions, among various other risks.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Fund’s filings with the SEC, including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 20, 2026 and subsequent filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Transactional Net Asset Value as of June 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaOne, L.P.

Date: July 29, 2026	By:	/s/ Heather Wilkins
	Name:	Heather Wilkins
	Title:	Principal Financial Officer and Principal Accounting Officer